EXHIBIT 5.1

                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                                February 11, 1998


Webster Financial Corporation
Webster Plaza
145 Bank Street
Waterbury, Connecticut  06702

Re:  Registration Statement on Form S-4 of Webster Financial Corporation

Ladies and Gentlemen:

         We are acting as special counsel to Webster  Financial  Corporation,  a
Delaware corporation ("Webster"), in connection with the above-captioned registration statement filed by Webster with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 5,880,000 shares of common stock ("Webster Common Stock"), par value $.01 per share, of Webster (plus such indeterminate number of additional shares of Webster Common Stock issuable upon adjustment, if any, of the Exchange Ratio, as provided in the Agreement and Plan of Merger (the "Agreement"), dated as of October 26, 1997, by and between Webster and Eagle Financial Corp., a Delaware corporation ("Eagle")), proposed to be issued in connection with the merger (the "Merger") of Eagle with and into Webster, as described in the joint proxy statement/prospectus that forms a part of the Registration Statement (the "Proxy Statement/Prospectus").

         In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Webster, and such other instruments and matters of law and fact as we have deemed necessary to render the opinion contained herein.

         Based upon and subject to the foregoing, we are of the opinion that the Webster Common Stock being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement by the requisite votes of the stockholders of Webster, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the


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Webster Financial Corporation
February 11, 1998
Page 2


caption "LEGAL MATTERS" in the Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                              /s/ Wachtell, Lipton, Rosen & Katz